EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/1/2013	Purchase	$ 1.9927	1	22122
3/4/2013	Purchase	$ 1.9819	2	53157
3/5/2013	Purchase	$ 2.0000	3	38807
3/6/2013	Purchase	$ 2.0000		10000
3/18/2013	Purchase	$ 2.4139	4	82460
3/19/2013	Purchase	$ 2.4459	5	71485
3/20/2013	Purchase	$ 2.4815	6	48715
3/22/2013	Purchase	$ 2.5000		1200
4/1/2013	Purchase	$ 2.4972	7	40175
4/2/2013	Purchase	$ 2.4969	8	41969
4/3/2013	Purchase	$ 2.4010	9	101161
4/4/2013	Purchase	$ 2.3883	10	56374
4/5/2013	Purchase	$ 2.4655	11	45123
4/8/2013	Purchase	$ 2.3752	12	18439
4/9/2013	Purchase	$ 2.4187	13	4815
4/10/2013	Purchase	$ 2.4788	14	49990
4/11/2013	Purchase	$ 2.4819	15	53707
4/12/2013	Purchase	$ 2.4910	16	38700

1 This transaction was executed in multiple trades at prices ranging from $1.99 – 2.00.
2 This transaction was executed in multiple trades at prices ranging from $1.97 – 1.99.
3 This transaction was executed in multiple trades at prices ranging from $1.995 – 2.00.
4 This transaction was executed in multiple trades at prices ranging from $2.30 – 2.46.
5 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.50.
6 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.50.
7 This transaction was executed in multiple trades at prices ranging from $2.49 – 2.50.
8 This transaction was executed in multiple trades at prices ranging from $2.48 – 2.50.
9 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.48.
10 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.41.
11 This transaction was executed in multiple trades at prices ranging from $2.44 – 2.48.
12 This transaction was executed in multiple trades at prices ranging from $2.36 – 2.40.
13 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.45.
14 This transaction was executed in multiple trades at prices ranging from $2.44 – 2.50.
15 This transaction was executed in multiple trades at prices ranging from $2.46 – 2.50.
16 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.50.